Exhibit 21
Atlantic International Corp (A Delaware Corporation)
Listing of Subsidiaries as of April 1, 2026

Name of Subsidiary	State or Country of Incorporation

Domestic Subsidiaries
Lyneer Staffing Solutions, LLC	Delaware
Lyneer Investments, LLC	Delaware
Lyneer Holdings, Inc	Delaware

Foreign Subsidiaries
Circle 8 GmbH	Germany
Circle8 Consulting GmbH	Germany
Circle8 Professionals GmbH	Germany
Circle8 Benelux B.V f/k/a Staffing Enterprises B.V.	The Netherlands
Circle8 Netherlands B.V f/k/a De Staffing Groep Nederland B.V.	The Netherlands
Staffing Facility B.V.	The Netherlands
IT-Staffing Europe B.V.	The Netherlands
People4Office B.V.	The Netherlands
DynaHouse B.V.	The Netherlands
Kwiik B.V.	The Netherlands
FixedToday Holding B.V.	The Netherlands
Circle8 Belgium B.V.	Belgium
FixedToday B.V	The Netherlands
FixedToday 52 B.V.	The Netherlands
Circle8 S.à.r.l	Luxembourg
Seven Stars ICT Group B.V.	The Netherlands
Seven Stars Staffing Services B.V.	The Netherlands
Seven Stars Noord B.V.	The Netherlands
Seven Stars B.V.	The Netherlands
Circle8 Switzerland AG	Switzerland
Swisslinx International AG	Switzerland
Swisslinx AG	Switzerland